Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER UNDER SECTION 906
OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Cybrdi Inc. (“We") for the period ended June 30, 2011 as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Yonghong Ren, the principal financial officer of us, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us

Date: August 19, 2011

/s/ Yonghong Ren
Name: Yonghong Ren,
Principal Financial Officer